Exhibit 23.4

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Amendment No. 6 to Registration Statement No. 333-119968 of Consolidated Communications Illinois Holdings, Inc., Consolidated Communications Texas Holdings, Inc. and Homebase Acquisition, LLC on Form S-4 of our report dated April 29, 2005, relating to the financial statements of GTE Mobilnet of Texas #17 Limited Partnership, appearing in the Prospectus, which is a part of such Registration Statement, and to the reference to us under the heading “Experts” in such Prospectus.

/s/ Deloitte & Touche LLP
New York, New York
July 20, 2005